Exhibit 16.1

May 31, 2007

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read ADA-ES, Inc.’s statements included under Item 4.01(a) of its Form 8-K filed on May 18, 2007, and we agree with such statements contained therein concerning our firm.

/s/ Hein & Associates LLP
HEIN & ASSOCIATES LLP